Exhibit 99.1

For Immediate Release	From:	Mark Chapman
SVP/Director, Corporate Communications
415-526-6485
mchapman@tambank.com

Tamalpais Bancorp, CSI Capital Management
Agree to Transaction to Move Tamalpais Wealth Advisors
to SF-Based Advisory Firm

Wealth Management Staff Will Join
CSI Capital Management

San Rafael, CA—February 4, 2010—Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors (TWA), today announced a transaction whereby the staff of TWA will be absorbed by CSI Capital Management Inc. (“CSI”) and its clients will be referred to the San Francisco-based firm.

Bill Osher, Principal and Chief Economist of TWA, will become Chief Economist/Director of Fixed Income Investments for CSI. He will be joined by the current TWA staff.

Under the terms of the agreement, the Company, will share the revenues from clients referred to CSI for a period of five years.

“The transaction is another step in our strategy to focus on core banking activities,” said Mark Garwood, Tamalpais Bancorp CEO/president. “As we reviewed our operations, we realized that the management resources required to support TWA would be better spent committed to our Company’s key goals. We feel that it is a great opportunity for them and their clients to be joining such a prestigious firm and we look forward to building on our newly formed relationship with CSI.”

Leland Faust, founder of CSI commented, “Our strategy is to grow our business on a national scale with a targeted focus on delivering a combination of top quality investment and financial planning services. Bringing the TWA staff on-board is important to that objective.”

TWA offices will relocate to San Francisco.

About CSI Capital Management, Inc.

Founded in 1978, CSI Capital Management, Inc. is one of Northern California’s premier family office of wealth managers and is also America’s leading family office for the professional athlete. CSI Capital Management, Inc. is an employee-owned company headquartered in the heart of San Francisco’s financial district with additional offices in Atlanta, Sacramento, Boca Raton, Greenwich, CT and Los Angeles. Combined assets under management are approximately $1 billion.

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiary Tamalpais Bank, offers business and consumer banking through its seven Marin County full service branches. The Company had $695 million in assets as of September 30, 2009. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiary. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; and (6) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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